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                                                                    Exhibit 4.10


YEAR 2001 PERFORMANCE CONTRACT WITH PRESIDENT OF PETROCHINA COMPANY LIMITED

Offeree: Name: HUANG, Yan                         Offeror: Name: MA, Fucai                   Term of the Contract: January 1, 2001
                                                                                             to December 31, 2001
Title:   President of PetroChina Company          Title:   Chairman of the Board
         Limited ("PetroChina")                            of Directors of PetroChina        Date of Execution: January, 2001
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
                                                                                                                  ACTUAL
INDICES                 KEY PERFORMANCE INDICES (KPI)      WEIGHT        MEASUREMENT               TARGET       PERFORMANCE
-------                 -----------------------------      ------        -----------               ------       -----------
Profits Indices         Rate of return of the invested     40%           %                          12.86
                        capital of PetroChina (ROIC)

                        Net income of PetroChina (NI)      20%           In million RMB            41,470

                        Free cash flow of PetroChina
                        (FCF)                              20%           In million RMB             9,950

Operating Indices       Sales revenue per                  10%           In thousand                  544
                        capita                                           RMB/person

                        Rate of reserves                   10%           %                            126
                        replacement
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
Indices to Be                                        Accidents involving                    Comprehensive
Put under Control       Safety                       death < or = 0.05 persons/             performance
                                                     million man-hours;                     expressed in marks
                                                                                            to be reduced by 10
                                                     accidents involving                    marks if exceeding
                                                     economic loss exceeding                target of the index
                                                     RMB 10 million = 0.                    put under control.

Signature of Offeree:      s/Huang Yan      Signature of Offeror:    s/Ma Fucai
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